                                                                   EXHIBIT 10.42

                            REAL ESTATE MORTGAGE NOTE

$5,600,000.00                                              Boston, Massachusetts
                                                           June 30,1997

         FOR VALUE RECEIVED, the undersigned, BTU International, Inc., a Delaware corporation, having a mailing address of 23 Esquire Road, Billerica, Massachusetts 01862 (the "Maker"), promises to pay to the order of JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, having a mailing address at John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117 (the payee and each successor holder of this Note being herein called the "Holder".) or to such other person or at such other place as the Holder may from time to time designate in writing, the principal sum of Five Million Six Hundred Thousand & 00/100 Dollars ($5,600,000.00), with interest from the date hereof payable in arrears (except as provided in Paragraph 1 (a) below) on so much thereof as shall from time to time be outstanding at an annual rate of eight and 125/100 Percent (8.125%) per annum (the "Fixed Rate").

1. Payment of Principal and Interest. Principal and interest evidenced by this Note shall be paid as follows:

         (a) If the date of disbursement of the loan (the "Funding Date") does not fall on the first day of a month, there shall be paid on the Funding Date, for the period commencing on the Funding Date and ending on and including the last day of the month in which the Funding Date has occurred, interest only on the principal balance outstanding on the Funding Date at the Fixed Rate.

         (b) Commencing on August 1,1997, and continuing on the first day of each of the next successive eighty-three (83) months, there shall be paid to the Holder the sum of and Fifty-three Thousand Nine Hundred Twenty-one & 41/100 Dollars ($53,921.41), which shall first be applied to any payment owing to Holder as a result of an event of default or late charges hereunder or under any other instrument securing this Note, next to interest at the Fixed Rate set forth above, and any remainder to principal or applied in such other order as the Holder may determine in its sole and absolute discretion.

         (c) The entire unpaid principal balance, accrued and unpaid interest thereon and all other sums due shall in any event be due and payable on July 1, 2004 (the "Maturity Date").

2. Default and Acceleration. At the option of the Holder, the entire indebtedness evidenced by this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (a) failure to pay in full any installment of principal or interest when due, or default of the Maker, or any endorser or guarantor hereof, under any liability, obligation or undertaking, hereunder or otherwise, to the Holder; (b) an Event of Default as defined in the Mortgage and Security Agreement of even date and delivery herewith (the "Mortgage") shall occur; (c) any default or breach in the covenants, conditions or agreements of any other instrument securing this Note or otherwise delivered in connection with the Loan shall occur; (d) any statement, representation or warranty made in or in connection with the application for the loan evidenced by this Note, in the Mortgage, in any supporting financial statement or in any other instrument securing the loan of the Maker, any endorser or guarantor hereof, or any signatory to any other instrument securing this Note or otherwise delivered in connection with the loan shall prove to have been false, misleading or erroneous in any material respect when made; (e) the liquidation, winding-up, termination of existence or dissolution of the organization of the Maker, any endorser or guarantor hereof, or any signatory to any other instrument securing this Note or otherwise delivered in connection with the loan, or the cessation of the business activities as presently conducted by the Maker, any endorser or guarantor hereof, or any signatory to any other instrument securing this Note or otherwise delivered in connection with the loan; (f) the Maker, any endorser or guarantor hereof, or any signatory to any other instrument securing this Note or otherwise delivered in connection with the loan grants a trust mortgage, or executes a general assignment for the benefit of creditors, or fails generally to pay its debts as they mature, or petitions or applies for the appointment of a liquidator or a receiver of the Maker, any endorser or guarantor hereof or any signatory to any other instrument securing this Note, or otherwise delivered in connection with the loan, or of any substantial part of the assets of the Maker, any endorser or guarantor hereof, or any signatory to any other instrument securing this Note or otherwise delivered in connection with the loan, or commences any proceeding under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or similar law of any jurisdiction, now or hereafter in effect, or any order for relief shall be entered in any such proceeding, or the Maker, any endorser or guarantor hereof, or any signatory to any other instrument securing this Note or otherwise delivered in connection with the loan, shall acquiesce to the entry of an order for relief in any such proceeding; (g) the filing of any petition or application commencing any proceeding against the Maker, any endorser or guarantor hereof, or any signatory to any other instrument securing this Note or otherwise delivered in connection with the loan, under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or similar law of any jurisdiction now or hereafter in effect, where such petition or application is not dismissed within thirty (30) days after the date such petition or application was filed or where such proceeding is not dismissed or stayed within thirty (30) days after the date such proceeding was commenced; (h) the death or adjudicated incompetence of any of the Maker (or any beneficiary of the Maker), of any endorser or guarantor hereof, or of a signatory to any other instrument securing this Note or otherwise delivered in connection with the loan, and if any of the Maker, its beneficiary, or any such signatory, endorser or guarantor is a partnership, the death or adjudicated incompetence of any partner; or (i) failure of the Maker to prepay the outstanding indebtedness hereunder after giving the Holder notice of its intent to prepay pursuant to the provisions of Paragraph 4 hereof.

         The Maker acknowledges that the loan evidenced by this Note was made on the basis and assumption that the Holder would receive regular payments of principal and interest set forth in Paragraph 1 of this Note from the Funding Date to and including the Maturity Date. Therefore, if at any time the entire indebtedness becomes due and payable following an event of default hereunder, then, to the extent permitted by law, the Holder hereof shall be entitled, in addition to the outstanding principal balance, accrued interest and other sums due under this Note or any other instrument securing the loan, to be paid a premium (the "Default Premium") as of the date the indebtedness becomes due and payable. The Default Premium shall be an amount equal to the greater of:

         (i) ten percent (10%) of the principal amount becoming due because of such event of default and acceleration; or

         (ii) the sum obtained by multiplying (x) the principal amount becoming due because of such acceleration, (y) the number of years and fraction thereof remaining between such acceleration date and the Maturity Date, and (z) an annual rate of interest equal to the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities due on or closest to the Maturity Date (as such yield rate is reported in The Wall Street Journal or other similar business publications of general circulation on the fifth day preceding such acceleration date) from the Fixed Rate adjusted to its semiannual equivalent rate of 8.2638%. Notwithstanding the foregoing, if such an event of default occurs on or after the date on which the prepayment is permitted, as set forth in Paragraph 4 below, the Default Premium shall be equal to the amount calculated according to clause (iii) of said Paragraph 4.

                  In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, in the Holder's reasonable determination, and used to calculate the Default Premium.

                  A tender of the amount necessary to satisfy the entire indebtedness evidenced by this Note, paid at any time following an event of default and acceleration, including at a foreclosure sale, shall be deemed a voluntary prepayment and, at the Holder's option, such payment shall include the Default Premium. Upon the occurrence of an event of default hereunder, the Holder may apply, at the Holder's election, any payments made by the Maker to amounts due under this Note or under any other instrument securing this Note or delivered in connection with the loan evidenced by this Note.

3. Interest Payable Upon Default. Upon the occurrence of an event of default hereunder or after the Maturity Date, the Fixed Rate stated above shall be increased by an additional seven percent (7%) per annum, but in no event more than the maximum rate allowed by law. Said increased rate of interest shall remain in effect for such time as the default continues, provided that any additional interest that has accrued shall be paid at the time of, and as a condition precedent to, the curing of any default.

         The Maker agrees to pay all costs of collection, including reasonable fees and expenses of the Holder's attorneys, upon any default in the payment of principal or interest when due, and all costs, including reasonable fees and expenses of the Holder's attorneys, in case it becomes necessary to protect the security hereof, whether or not suit is commenced.

4. Prepayment The indebtedness evidenced hereby may not be prepaid in whole or in part before August 1, 2001.

         Thereafter, the Note may be prepaid in whole, but not in part, provided that (a) an event of default has not occurred hereunder; (b) the Maker gives the Holder no less than thirty (30) days (nor more than ninety (90 days) prior written notice of its intent to prepay, which notice specifies the exact date of prepayment (the "Prepayment Date"); and (c) the Maker pays the following on the Prepayment Date:

         (i)      the outstanding principal balance;

         (ii)     accrued interest;

         (iii) a prepayment premium equal to the greater of one percent (1%) of the then outstanding principal balance or the sum obtained by multiplying (x) the then outstanding principal balance, (y) the number of years and fraction thereof remaining between the Prepayment Date and the Maturity Date, and (z) an annual rate of interest equal to the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities due on or about the Maturity Date (as such yield rate is reported in The Wall Street Journal or other similar business publications of general circulation on the fifth day preceding such Prepayment Date) from the Fixed Rate adjusted to its semiannual equivalent rate of 8.2638%; provided, however, in the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, in the Holder's reasonable determination, and used to calculate the foregoing prepayment premium; and

         (iv) other sums due under this Note or any other instrument securing the loan.

         Notwithstanding the foregoing, this Note may be prepaid in whole, but not in part, without premium, during the period commencing ninety (90) days prior to the Maturity Date, through the Maturity Date, provided that (a) an event of default has not occurred hereunder; (b) the Maker gives the Holder not less than thirty (30) days, nor more than sixty (60) days, prior written notice of its intent to prepay, which notice specifies the Prepayment Date; and (c) the Maker pays on the Prepayment Date the outstanding principal balance, accrued interest and other sums due under this Note or any other instrument securing the loan.

         No partial prepayment shall be allowed.

5. Usury Laws. In the event the payments required to be made hereunder or pursuant to the Mortgage, whether such payments are characterized as interest or otherwise, shall at any time exceed the limits permitted by any law governing usury or any other law applicable to the loan evidenced hereby, all such excess sums paid by the Maker for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the principal balance as a prepayment thereof without premium, or at Holder's option, returned to Maker.

6. Waivers by Maker. The Maker hereof, and all endorsers and guarantors of this Note, hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and the Maker's (and any endorser's or guarantor's) liability hereunder shall remain unimpaired, notwithstanding any extension of the time of payment or other indulgence granted by the Holder hereof, or the release of all or any part of the security for the payment hereof or the liability of any party which may assume the obligation to make payment of the indebtedness evidenced hereby or the performance of the obligations of the Maker. The obligations of the Maker and any endorsers and guarantors hereof shall be joint and several.

7. Notices. Whenever notice, demand or a request under this Note may properly be given to the Maker or the Holder, the same shall be in writing and shall be (a) hand delivered to the party intended to receive the same or (b) sent by registered or certified mail, postage prepaid, return receipt requested, with a reference in either case to Loan No.6516959 GB, addressed to the Maker or the Holder at the address given in this Note, or to such other address as either party shall furnish to the other by like notice, and any such notice, demand or request shall be treated as having been given when so delivered, or if mailed, when deposited with the U.S. Postal Service.

8. Compliance with Regulation G. The Maker agrees that no part of the proceeds of this Note shall be used for the purpose, whether immediate, incidental or ultimate, of "purchasing" or "carrying". any "margin stock", as such terms are defined in Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any indebtedness which was originally incurred for any such purpose.

9. Security for Note. This Note is secured by the Mortgage, which is to be recorded with the Middlesex South District Registry of Deeds and to be filed for registration with the Middlesex South Registry District of the Land Court, and by certain other instruments securing the Note or otherwise delivered in connection with the loan evidenced by this Note. The Mortgage constitutes an encumbrance on certain property, more particularly described therein, located on Esquire Road, Billerica, Middlesex County, Massachusetts.

10. Headings. The descriptive headings of the paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

         This Note has been negotiated and is being delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, to the maximum extent the parties may so lawfully agree.

         EXECUTED AS A SEALED INSTRUMENT, as of the day and year first above written.

In the presence of                       MAKER:



BTU International, Inc.

--------------------------------------------------------------------------------
Thomas P. Kealy
Its Vice President

                         MORTGAGE AND SECURITY AGREEMENT

         BTU International, Inc., a Delaware corporation, having a mailing address of 23 Esquire Road, Billerica, Massachusetts 01862 ("Mortgagor"), for consideration paid, GRANTS to John Hancock Mutual Life Insurance Company, a Massachusetts corporation, having a mailing address at John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117 ("Mortgagee"), with MORTGAGE COVENANTS, to secure payment of Five Million Six Hundred and 00/100 Dollars ($5,600,000.00), with interest thereon on such part thereof as shall from time to time remain unpaid (the "Loan"), all payable as provided in that certain note of even date herewith from Mortgagor to Mortgagee (the "Note"), and also to secure the performance of all agreements contained herein, in the Note, in the application/commitment for the Loan dated February 27, 1997 and accepted by Mortgagee on March 19, 1997, as amended, (the "Commitment") and in all other instruments securing the Note or otherwise delivered in connection with the Loan (collectively, together with the Note, the Commitment and this Mortgage and Security Agreement, the "Loan Documents") and the payment and performance of all other debts and obligations of any nature, direct or indirect, absolute or contingent, now or hereafter owed by Mortgagor to Mortgagee, the following:

         The registered and unregistered land located on Esquire Road, Billerica, Middlesex County, Massachusetts, as more particularly described in Exhibit A attached hereto, and all easements, rights, and appurtenances belonging or pertaining thereto (the "Land"), and the buildings, structures and other improvements now or hereafter constructed thereon (the "Improvements") (the Land and the Improvements are collectively referred to herein as the "Real Property"); and

         Together with all internal operating systems which are physically incorporated into the Real Property and which are necessary for the operation and maintenance of the Real Property, including, without limitation, heating, lighting, plumbing, lifting, sprinkling and ventilating apparatus, air-cooling and airconditioning apparatus, elevators and escalators and the like, all materials intended for construction, reconstruction, alteration and repair of the Real Property and any replacements thereof or additions thereto (collectively, together with the Real Property, the "Mortgaged Property"), and all rents, income, profits, condemnation awards, refunds or abatements of Impositions (as defined in Paragraph 7), casualty insurance proceeds, general intangibles or contract rights arising from or relating to the Mortgaged Property, warranties and guaranties of construction contractors or subcontractors or of suppliers or manufacturers of equipment or other property incorporated into the Improvements or otherwise constituting part of the Mortgaged Property, licenses and permits for the operation of the Mortgaged Property, and books and records of Mortgagor relating to construction, use, operation and occupancy of the Real Property (collectively, together with the Mortgaged Property, the "Security"). The Security shall not include any personal property of Mortgagor, nor any equipment, machinery or other fixtures used by Mortgagor in connection with its business or located on any land owned by Mortgagor not described on Exhibit A.

         Mortgagor, as debtor, hereby grants to Mortgagee, as secured party, a first priority security interest in the above-described fixtures and agrees that Mortgagee shall have with respect thereto (in addition to all other rights and remedies hereunder), all rights and remedies of a secured party under the Massachusetts Uniform Commercial Code ("Uniform Commercial Code"). This instrument is intended to be effective as a financing statement filed as a fixture filing under the Uniform Commercial Code.

         Certain of the goods described herein are or are to become fixtures related to the Real Property. The record owner of the Land is Mortgagor. Mortgagor covenants and agrees with Mortgagee that:

         1. Mortgagor's Interest in Security. Mortgagor is lawfully seized in fee simple of the Security, and has good right, full power and lawful authority to sell and convey the same in the manner aforesaid, the Security is free and clear of all encumbrances except as otherwise provided in Exhibit B attached hereto, and Mortgagor shall correct such defects of title and make any further assurances of title that Mortgagee may require.

         2. Performance of Obligations. Mortgagor will pay the Note and interest thereon and any other indebtedness owed by Mortgagor to Mortgagee, all as the same become due and payable, and will comply with and perform all of the covenants and agreements of Mortgagor in the Loan Documents.

         3. Maintenance: Compliance with laws: etc. Mortgagor will at all times maintain the Mortgaged Property in good order, condition and repair; make all repairs, replacements, improvements and additions which may be necessary to preserve and maintain the Mortgaged Property; permit Mortgagee, its agents and representatives to inspect the Mortgaged Property at any reasonable time, including, without limitation, for the purpose of inspecting the soil and groundwater by sampling, monitoring or other methods of detection of Hazardous Materials (as hereinafter defined) and for the purpose of inspecting any construction on the Mortgaged Property; comply with all requirements made by Mortgagee with respect to maintaining and preserving the Mortgaged Property; comply with all laws, ordinances, orders, rules and regulations of all governmental authorities and insurance underwriters with respect to the Mortgaged Property and any business conducted thereon and any construction or alteration undertaken thereon; not violate or permit the violation of any covenants or agreements affecting the Mortgaged Property; not alter, destroy or remove any of the Mortgaged Property or commit or suffer any waste or permit the Mortgaged Property to be altered, destroyed or removed or used for any purpose other than that for which it is now used or for the Proposed Uses (as hereinafter defined) without first obtaining Mortgagee's written permission (except that Mortgagor may, in the ordinary course of its business, replace articles of personal property with other articles of like value and utility); not file a declaration of condominium, map or other document having the effect of subjecting the Security to the cooperative or condominium form of ownership; not acquire any fixtures or equipment subject to any security interest, conditional sale, title retention arrangement or other charge or lien taking precedence over the encumbrance hereof; complete in a good workmanlike manner any building or improvement which is being or may hereafter be constructed or repaired thereon; pay when due all claims for labor performed and material furnished and not permit any notice of contract or lien of mechanics or materialmen to attach to the Mortgaged Property; and maintain and preserve all rights and privileges now or hereafter held by it which are necessary or useful in connection with the Mortgaged Property. Mortgagor will use the Mortgaged Property solely as an owner-occupant and for research, development and manufacturing uses (the "Proposed Uses"). Any rental agreements must be approved by Mortgagee in accordance with the provisions of Paragraph 13 herein.

         Mortgagor shall have the right to contest by appropriate legal proceedings, but without cost or expense to Mortgagee, the validity of any laws, ordinances, orders, rules or regulations affecting the Mortgaged Property or the business conducted thereon if compliance therewith may legally be held in abeyance without the incurrence of any charge, lien or liability against the Mortgaged Property and without the loss or suspension of any license, right or permit with respect to the Mortgaged Property; and in such event Mortgagor may postpone compliance therewith until the final determination of any such proceedings, provided that such proceeding is prosecuted with due diligence and Mortgagee is furnished with security satisfactory to it against any loss or damage by reason of such noncompliance or contest.

         4. Insurance. With respect to the Mortgaged Property and its use, Mortgagor will carry, at its expense, such insurance as Mortgagee may from time to time require including, without limitation, special flood hazard insurance (if any portion of the Improvements is within a flood zone as shown on the most recent Flood Insurance Rate Map issued by Federal Emergency Management Agency with respect to the Mortgaged Property), business interruption insurance and so-called rent loss insurance (covering business interruptions for at least twelve (12) months and at least twelve (12) months rent for all leases or subleases assigned as additional security for the Loan), in each case with an "extended period of liability" endorsement, and also such insurance as may from time to time be required by any applicable Federal, State or local law or regulation. All insurance against loss or damage to the Mortgaged Property by fire and any of the risks covered by insurance of the type now known as "special perils" shall contain a "Replacement Cost Endorsement" and an "Agreed Value Endorsement." Mortgagor shall also acquire and maintain commercial general coverage for bodily injury and property damage in such amounts as Mortgagee shall require from time to time or in such amounts as required in any collateralized leases, whichever is greater. During the construction of any improvements which become part of the Mortgaged Property, Mortgagor will carry insurance in "Builder's Risk Completed Value (non-reporting)" form, including special perils type coverage; all such insurance shall also provide coverage against perils normally covered by a so-called special endorsement, i.e., collapse, cost of demolition, increased cost of construction and the value of the undamaged portion of the Mortgaged Property. All policies of insurance (with evidence of payment of premiums thereon satisfactory to Mortgagee) so required to be maintained, together with any other policies of insurance with respect to the Mortgaged Property maintained by Mortgagor, shall be deposited with, and, except for commercial general liability coverage and any other coverage Mortgagee may determine shall not be payable to it in case of loss, shall be first payable in case of loss to Mortgagee. All renewals or replacements of such insurance from time to time in force together with evidence of payment of premiums thereon satisfactory to Mortgagee shall be delivered to Mortgagee at least sixty (60) days before the expiration date of then current insurance. All insurance required as aforesaid to be maintained with respect to the Mortgaged Property shall be written by such companies, on such terms, in such form, with such endorsements and for such periods and amounts as Mortgagee shall from time to time approve, and in all events the policies shall provide that they may not be cancelled, amended or modified without at least thirty (30) days prior written notice to Mortgagee. All insurance policies shall provide that copies of any notice of an insurer's intent not to renew or reissue a policy or to cancel a policy, which may be required by law to be provided to the insured, shall be forwarded to Mortgagee at the same time that such notice is issued by the insurer. No settlement on account of any loss covered by such insurance shall be effected without the consent and participation of Mortgagee. If an Event of Default (as defined in Paragraph 20 hereof) occurs, only Mortgagee shall have the right to settle, adjust and compromise insurance claims.

         Mortgagee shall be notified promptly in the event that (i) any of the Improvements shall be damaged or destroyed in whole or in part by fire or other casualty, or (ii) a claim is filed under any insurance policy providing coverage for Mortgagee.

         5. Application of Certain Insurance Awards. Proceeds paid under any insurance policy which are required under Paragraph 4 to be paid to Mortgagee shall, at the option of Mortgagee, be applied to or toward (a) the indebtedness secured hereby (including principal, whether or not then due and payable, accrued but unpaid interest and other amounts secured hereby or payable under the Loan Documents) in such order and in such amounts as Mortgagee shall in its sole discretion determine, (b) the fulfillment of any covenant contained in the Loan Documents as Mortgagee may determine in its sole discretion, or (c) the repair of that part of the Mortgaged Property damaged by the insured hazard. No interest shall be allowed to Mortgagor on any insurance awards paid to and held by Mortgagee. Mortgagor hereby covenants and agrees to and with Mortgagee, upon request by Mortgagee, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards to Mortgagee free, clear and discharged of any and all encumbrances of any kind or nature whatsoever. Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which shall be coupled with an interest, to assign any policy in the event of the foreclosure of this Mortgage and Security Agreement or the extinguishment of the indebtedness secured hereby.

         6. Application of Condemnation Awards. The awards of damages on account of any condemnation for public use of or damage to the Mortgaged Property shall be paid to Mortgagee. No settlement on account of any damages caused by such condemnation shall be effected without the consent and participation of Mortgagee. If an Event of Default (as defined in Paragraph 20 hereof) occurs, only Mortgagee shall have the right to settle, adjust and compromise condemnation awards. At the option of Mortgagee, the condemnation award shall be applied to or toward (a) the indebtedness secured hereby (including principal, whether or not then due and payable, accrued but unpaid interest and other amounts secured hereby or payable under the Loan

Documents) in such order and in such amounts as Mortgagee shall in its sole discretion determine, (b) the fulfillment of any covenant contained in the Loan Documents as Mortgagee may determine in its sole discretion, or (c) the restoration of that portion of the Mortgaged Properly which remains. Mortgagor hereby covenants and agrees to and with Mortgagee, upon request by Mortgagee, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards to Mortgagee free, clear and discharged of any and all encumbrances of any kind or nature whatsoever. No interest shall be allowed to Mortgagor on any condemnation proceeds paid to and held by Mortgagee. Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which shall be coupled with an interest, to assign any condemnation awards in the event of the foreclosure of this Mortgage and Security Agreement or the extinguishment of the indebtedness secured hereby.

         7. Payment of Taxes and Impositions, Contest Abatement. Subject to the provisions of Paragraph 8 hereof, Mortgagor will pay not later than fifteen (15) days before the last date when the same may be paid without interest or penalty, and by such date will furnish to Mortgagee evidence of payment of, all real estate tax, personal property taxes, sewer rents, water charges and all other municipal and governmental rates, charges, assessments and liens (collectively, "Impositions") which now or hereafter are imposed upon the Mortgaged Property. If the law imposing any Imposition permits the Imposition to be paid in future installments, Mortgagor may pay such Imposition in installments as permitted by law.

         Mortgagor hereby assigns to Mortgagee all rights of Mortgagor now or hereafter arising in and to any refunds or abatements of Impositions. So long as no Event of Default exists, Mortgagee shall pay over any such refunds or abatements to Mortgagor, but, if an Event of Default exists hereunder, then Mortgagee may apply said refunds or abatements to or toward the indebtedness secured hereby in such order as Mortgagee may determine.

         8. Reserve Funds. Notwithstanding anything to the contrary contained in the Loan Documents, Mortgagor, at Mortgagee's option, will pay to Mortgagee on each date upon which an installment of principal or interest is payable under the Note, such amount as Mortgagee from time to time estimates is necessary to create and maintain a reserve fund (the "Reserve Fund Account"), without any interest thereon accruing to Mortgagor, from which to pay before the same become due all Impositions, the premiums on insurance policies required to be maintained by Mortgagor and the ground rents on the Land, if any. Payment from the Reserve Fund Account of Impositions, insurance premiums and ground rents may be made by Mortgagee at its discretion, even though subsequent owners of the Mortgaged Property may benefit thereby. In the event that the balance of the Reserve Fund Account is insufficient to make such payments, Mortgagor shall immediately deposit sufficient funds upon notice by Mortgagee. If an Event of Default occurs, any part or all of said Reserve Fund Account may, at the election of Mortgagee, be applied to any part of the indebtedness secured hereby, and, in refunding any part of said Reserve Fund Account, Mortgagee may deal with whomever it reasonably believes to be the owner of the Mortgaged Property at that time.

         If requested by Mortgagee, and to the extent permitted by law, Mortgagor shall deliver to Mortgagee all security deposits or other collateral now or hereafter received from tenants of the Mortgaged Property, to be held and applied by Mortgagee in accordance with the terms of the respective leases under which said security deposits were paid, but otherwise without interest accruing thereon to Mortgagor. In applying or returning such security deposits or collateral, Mortgagee may deal with whomever it reasonably believes to be entitled thereto.

        9. No Prior Liens: Transfers of Security: Change in Name. Principal Place of Business or Chief Executive Office.

(a) Mortgagor will pay, prior to the date when any interest or penalty accrues, all sums which if not paid may result in the creation of a lien prior to the encumbrance of this instrument, or which if not paid may confer upon a tenant of the Mortgaged Property a right to pay such sums and treat the payment as prepaid rent.

(b) Mortgagor will not create or permit, and will promptly discharge, any security interest, mortgage, lien or other encumbrance or financing statement on the Security superior to the encumbrance created by this instrument. Mortgagor will not create or permit, and will promptly discharge, any security interest, mortgage, lien or other encumbrance or financing statement on the Security inferior to the encumbrance created by this instrument without the prior written consent of the Mortgagee.


(c) Mortgagor will not cause or permit, whether voluntarily or involuntarily, any transfer (including without limitation any sale, assignment, gift or foreclosure) of the Security or any part thereof without the prior written consent of the Mortgagee.

(d) Mortgagor will not cause or permit any change in its name, or change in the location of its place of business or its chief executive office, without first giving notice of such change to Mortgagee (which notice shall specifically refer to this Paragraph 9(d)) and simultaneously causing to be recorded or re-recorded, registered or re-registered and filed or re-filed such replacement or supplementary financing statements under the Uniform Commercial Code, and such other instruments as may be required by law or deemed advisable by Mortgagee, to create, preserve or protect the encumbrance hereof upon the Security or any part thereof.

(e) Mortgagor has fully disclosed to Mortgagee all facts material to the Security, the Mortgagor, the Mortgagor's business operations, and any endorser or guarantor of the Note.

         10. Mortgagee's Right to Cure. If Mortgagor shall fail (a) to maintain and keep in good repair the Mortgaged Property as required herein, (b) to maintain the coverage and pay the premiums for insurance required herein, (c) to pay and discharge all Impositions as required herein, (d) to pay the sums required to be paid pursuant to the provisions of Paragraphs 8 and 9, or (e) to satisfy any other term or condition of this instrument, Mortgagee may, at its election, cause such repairs to be made, obtain such insurance, pay Impositions, pay the sums required to be paid under Paragraphs 8 and 9 and pay any sums necessary to discharge any liens or encumbrances on the Security prohibited hereby, incur and pay amounts in protecting its rights hereunder and the security hereby granted, pay any balance due under any conditional agreement of sale of any property constituting a part of the Mortgaged Property and pay any amounts Mortgagee deems necessary or appropriate to satisfy any term or condition of this instrument which Mortgagor shall have failed to satisfy, or to remedy any breach of such term or condition. Any amounts or expenses so paid or incurred, together with interest thereon from the date of payment by Mortgagee at the Fixed Rate of interest provided in the Note plus seven percent (7%) per annum, but in no event more than the maximum rate allowed by law, shall be immediately due and payable by Mortgagor to Mortgagee and until paid shall be added to and become a part of the principal debt secured hereby, and the same may be collected as part of said principal debt in any suit hereon or upon the Note. No payment by Mortgagee shall relieve Mortgagor from any default hereunder or impair any right or remedy of Mortgagee.

         11. Mortgagee's Costs and Attorneys' Fees. If any action or proceeding be commenced, including but not limited to an action to foreclose this instrument or to collect the debt secured hereby, to which action or proceeding Mortgagee is made a party by reason of the execution of this instrument or by reason of any obligations which it secures, or by reason of entry or any other action under this instrument, or if it becomes necessary in connection with legal proceedings or otherwise to defend or uphold this instrument or any act taken under this instrument, all sums paid or incurred by Mortgagee for the expense of any litigation or otherwise in connection with any rights created by this instrument (including its attorneys' fees and expenses) with interest thereon from the date of payment by Mortgagee at the Fixed Rate of interest provided in the Note plus seven percent (7%) per annum, but in no event more than the maximum rate allowed by law, shall be immediately due and payable by Mortgagor to Mortgagee, and until paid shall be added to and become a part of the principal debt secured hereby, and the same may be collected as part of said principal debt in any suit hereon.

         Mortgagor also agrees that Mortgagee may charge administrative fees and be reimbursed for all costs and expenses, including, without limitation, its attorneys' fees and expenses, associated with reviewing and processing post-closing requests by Mortgagor in connection with the Loan.

         12. Subrogation. Mortgagee shall, in addition to all other rights, be subrogated for further security to the Security, although paid or discharged of record, of any and all encumbrances on the Security or any part thereof to the extent satisfied by funds of Mortgagee, whether paid out of the proceeds of the Loan secured by this instrument or otherwise.

         13. Assignment of Rents, Leases and other Contracts: Compliance with
Leases: Future Leases. Mortgagor warrants to Mortgagee that the Mortgage Property is completely occupied by Mortgagor and that there are no leases, tenancies or licenses affecting the Mortgaged Property.

As further security for payment of the sums secured hereby, Mortgagor hereby transfers, assigns and sets over unto Mortgagee all future leases and tenancies of space in the Mortgaged Property and all modifications and renewals thereof and all guarantees thereof, together with the right to sue for, collect and receive all rents and other sums to be paid to the landlord thereunder, and all damages payable by any tenant upon default under any lease, and also together with the right to enforce any and all of the agreements, terms, covenants and conditions in said leases and guarantees thereof and to give notices thereunder. The foregoing assignment shall not be construed as a consent by the Mortgagee to any lease so assigned or to impose upon the Mortgagee any obligation with respect thereto. Mortgagor covenants and agrees to faithfully keep and perform all of the obligations of the landlord under all of the leases hereafter assigned to Mortgagee and will not permit to accrue to the account of any tenant under any such lease any payments other than the usual prepayment of rent as would result from the acceptance on the first day of each month of the rent for the ensuing months, according to the terms of the various leases.

         Unless Mortgagee shall first consent in writing, Mortgagor will not hereafter (a) enter into or make any lease to any tenant; (b) modify, amend, terminate, cancel, or renew (other than a renewal to which a tenant is entitled under the terms of an existing lease) any lease of any portion of the Mortgaged property; or (c) accept the surrender of any portion of the Mortgaged Property subject to any existing lease. With respect to any portion of the Mortgaged Property, unless Mortgagee shall first consent in writing, Mortgagor will not hereafter (i) permit to accrue to any tenant in the Mortgaged Property any right to prepay rent pursuant to the terms of any lease other than the usual prepayment of rent as would result from the acceptance by the landlord on the first day of each month of the rent for the ensuing month, according to the terms of the various leases, unless otherwise provided in existing leases; or
(ii) reduce the payment of the rent thereunder or accept any prepayment of rent therein (except any amount which may be required to be prepaid by the terms of any such lease).

         Mortgagor will furnish to Mortgagee a true and complete signed copy of each lease, or renewal of lease, hereafter made by Mortgagor with respect to any portion of the Mortgaged Property within ten (10) days after final execution of each such lease. Each such lease or a memorandum thereof shall be executed in a form proper for recording with the Middlesex South District Registry of Deeds and filing with the Middlesex South Registry District of the Land Court, which lease or memorandum shall be recorded and filed for registration by Mortgagor at the option of Mortgagee. Mortgagor shall enforce in the ordinary course of business all of the agreements, terms, covenants, and conditions of said leases to be performed by the tenant thereunder. Mortgagor shall perform in such ordinary course of business every obligation of the landlord under any lease of space at the Mortgaged Property, and shall not suffer or permit there to exist any default in such performance or permit any event to occur which would give the tenant under any such lease the right to terminate same and shall not modify, abridge, waive, terminate or cancel any such lease or tenancy. Any and all tenants' security deposits under any and all leases or tenancies of any part or all of the Mortgaged Property shall, at the option of Mortgagee, be deposited with Mortgagee or, if required by applicable law, deposited in an account at a bank acceptable to Mortgagee so that they cannot be used by Mortgagor without the consent of Mortgagee, and in the event of a commencement of a foreclosure of this Mortgage or the conveyance of the Mortgaged Property to Mortgagee in lieu of foreclosure, these deposits shall be transferred to Mortgagee if title is acquired by Mortgagee or to the purchaser in the event of a foreclosure sale.

         Mortgagor shall furnish to Mortgagee, within ten (10) days after receipt thereof, or the mailing or service thereof by Mortgagor, as the case may be, a copy of each notice of default which Mortgagor shall give to or receive from, any tenant of the Mortgaged Property or of any part thereof, based upon the occurrence, or alleged occurrence, of any default or defaults in the performance of any covenant, condition, promise or obligation provided for in a lease of any space at the Mortgaged Property. Mortgagor shall furnish to Mortgagee an attornment agreement in form and substance reasonably satisfactory to Mortgagee with respect to any such tenant of the Mortgaged Property.

         Nothing in this Mortgage and Security Agreement, and no exercise by the Mortgagee of its rights hereunder shall be construed to obligate the Mortgagee to perform any of the covenants of Mortgagor as landlord under any of the leases hereinabove assigned or shall be deemed to constitute Mortgagee a mortgagee in possession in the absence of an actual entry into and taking of possession of the Mortgaged Property by Mortgagee.

         All agreements and obligations to pay commissions or fees in connection with the leasing of any portion of the Mortgaged Property shall be subject and subordinate to this Mortgage and Security Agreement and shall not be enforceable against Mortgagee, any purchaser at a foreclosure sale hereunder, or their respective successors and assigns.

         All leases of all or any portion of the Mortgaged Property made hereafter shall be subject and subordinate to this Mortgage, except as otherwise provided herein, unless Mortgagee requests that they be superior, in which case Mortgagor shall cause such lease to be superior to this Mortgage in a manner acceptable to Mortgagee. All such leases shall contain a provision providing that Mortgagee may, at its election, record an instrument executed by the Mortgagee providing that each such lease is superior to this Mortgage, which instrument upon recording with said Registry of Deeds and filing with said Registry District shall be sufficient to cause each such lease to be superior to this Mortgage. Upon recording with said Registry of Deeds and filing with said Registry District such an instrument providing that one or more of such leases are superior to this Mortgage and Security Agreement, the lease or leases referred to therein shall be superior to this Mortgage and Security Agreement.

         In addition, upon request by Mortgagee, Mortgagor shall transfer, assign and set over unto Mortgagee all other agreements, contracts, licenses and permits affecting the Mortgaged Property, such assignments to be made by instruments in form satisfactory to the Mortgagee.

         14. Protection of Encumbrance; Mortgagor's Estoppel Certificate. Mortgagor will, on the request of Mortgagee, furnish a written list of all fixtures and other articles of personal property (tangible and intangible) belonging to Mortgagor located on the Real Property, and will, at Mortgagor's expense, promptly cause this Mortgage and Security Agreement and financing statements prepared pursuant to the Uniform Commercial Code, to be recorded and re-recorded, registered and re-registered, filed and re-filed at such times and places as may be required by law or deemed advisable by Mortgagee to create, preserve or protect the encumbrance and priority hereof upon the Security or any part thereof; and Mortgagor will from time to time do and cause to be done all such things as may be required by Mortgagee or required by law, including all things which may from time to time be necessary under the Uniform Commercial Code, fully to create, preserve and protect the encumbrance and priority hereof upon the Security or any part thereof. A carbon, photographic or other reproduction of this Mortgage and Security Agreement or a financing statement shall be sufficient as a financing statement. Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which shall be deemed to be coupled with an interest, to execute, acknowledge and deliver any such instruments on behalf of Mortgagor which Mortgagor fails or refuses to do. This power of attorney shall not be affected by subsequent disability or incapacity of the principal. If an Event of Default occurs, Mortgagee may require Mortgagor to assemble the Security which constitutes personal property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties.

         On the request of Mortgagee, Mortgagor shall furnish a written statement, signed and, if requested, acknowledged, setting forth the amount of the indebtedness which Mortgagor acknowledges to be due on the Note and under this Mortgage and Security Agreement, specifying any claims of offset or defense which Mortgagor asserts against the indebtedness secured hereby or any obligation to be paid or performed hereunder, and the then state of facts relative to the condition of the Security.

         15. Hazardous Materials. As used herein and in the Loan Documents, "Hazardous Materials" shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"); The Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17,
1986) ("SARA"); Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. ("TSCA"); Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21 E; Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; or any other state superlien or environmental clean-up or disclosure statutes (all such laws, rules and regulations being referred to collectively as "Environmental Laws.).

         For purposes of this Paragraph 15, "affiliate" shall mean and include any entity which is in control of, controlled by, or under common control with Mortgagor.

        Subject to the matters disclosed in the Environmental Certificate, Mortgagor Warrants, represents and covenants as follows:

(a) Mortgagor has performed reasonable investigations, studies and tests as to any possible environmental contamination, liabilities or problems with respect to the Mortgaged Property and such investigations, studies and tests have disclosed no Hazardous Materials or possible violations of any Environmental Laws.

(b) To the best of Mortgagor's knowledge, there have been no releases of Hazardous Materials either at, upon, under or within the Mortgaged Property, and no Hazardous Materials have migrated to the Mortgaged Property. No Hazardous Materials are heated on or have been stored, processed or disposed of on, or released or discharged from (including ground water contamination) the Mortgaged Property or any other property currently owned or operated by Mortgagor or any affiliate of Mortgagor, and no above or underground storage tanks exist on the Mortgaged Property.

(c) Mortgagor shall not allow any Hazardous Materials to exist or be stored, located, discharged, possessed, managed, processed or otherwise handled on the Mortgaged Property or any other property currently or subsequently owned or operated by Mortgagor or any affiliate of Mortgagor, and shall strictly comply with all Environmental Laws affecting the Mortgaged Property or such other property currently or subsequently owned or operated by Mortgagor, including those laws regarding the generation, storage, disposal, release and discharge of hazardous substances. Without limiting the generality of the foregoing, Mortgagor has not been, is not, and will not become involved in operations at the Mortgaged Property or any other property currently or subsequently owned or operated by Mortgagor which could lead to imposition on Mortgagor of liability under any Environmental Law, including without limitation M.G.L. c.21 E. Mortgagor expressly warrants, represents and covenants that Mortgagor shall strictly comply with all requirements under M.G.L. c.21 E, and shall immediately notify Mortgagee of any releases of oil or Hazardous Materials at, upon, under or within the Mortgaged Property.

(d) Neither Mortgagor, the Mortgaged Property nor any other property currently or previously owned or operated by Mortgagor or any affiliate of Mortgagor (i) has received notice of or is subject to any private or governmental lien or judicial or administrative notice, order or action relating to Hazardous Materials or environmental problems, impairments or liabilities with respect to the Mortgaged Property or such other property, or (ii) is in, or with any applicable notice or lapse of time, or failure to take certain curative or remedial actions, will be in, either direct or indirect violation of any Environmental Laws.

(e) Mortgagor has not received any notice of any release of Hazardous Materials with respect to the Mortgaged Property or any other property previously owned or operated by Mortgagor from any governmental, judicial or administrative authority or from any tenant or other occupant of the Mortgaged Property, or any other property previously owned or operated by Mortgagor.

(f) Mortgagor shall strictly comply with the requirements of all Environmental Laws affecting the Mortgaged Property and any other property currently or subsequently owned or operated by Mortgagor.

(g) No activity shall be undertaken on the Mortgaged Property or any which would cause (i) the Mortgaged Property or such other property to be considered a hazardous waste treatment, storage or disposal facility as defined under any Environmental Laws; (ii) a release or threatened release of Hazardous Materials from the Mortgaged Property or such other property in violation of any Environmental Laws; or (iii) the discharge of Hazardous Materials into any watercourse, surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials in each case requiring a permit under any Environmental Laws and for which no such permit has been issued.

(h) Mortgagor shall immediately notify Mortgagee in writing should Mortgagor become aware of (i) any release or threatened release of Hazardous Materials or the occurrence of any other environmental problem or liability with respect to the Mortgaged Property, any other property currently, previously or subsequently owned or operated by Mortgagor or any affiliate of Mortgagor, or any real property adjoining or in the vicinity of the Mortgaged Property or such other property which could subject Mortgagor, the Mortgaged Property or such other property to a claim under any Environmental Laws or to any restriction on ownership, occupancy, transferability or use of the Mortgaged Property or such other property under any Environmental Laws, (ii) any lien filed, action taken or notice given of the nature described in subparagraph (d) above, (iii) any notice given to Mortgagor from any tenant or other occupant of the Mortgaged Property or any other property currently, previously or subsequently owned or operated by Mortgagor or any affiliate of Mortgagor or any notice from any other person with respect to any release or threatened release of Hazardous Materials, or (iv) the commencement of any litigation or threat of litigation relating to any alleged unauthorized release of any Hazardous Materials or other environmental contamination, liability or problem with respect to or arising out of or in connection with the Mortgaged Property or any other property currently, previously or subsequently owned or operated by Mortgagor or any affiliate of Mortgagor. Mortgagor shall deliver to Mortgagee any documentation or records as Mortgagee may reasonably request and which are susceptible of being obtained by Mortgagor without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same in connection with all such notices, inquiries and communications, and shall endeavor to advise Mortgagee of any subsequent developments. Mortgagor shall, at its own cost and expense, take all actions (to the extent and at the time or from time to time) as shall be necessary or other property currently or subsequently owned or operated by Mortgagor advisable for the clean-up of the Mortgaged Property or such other property currently, previously or subsequently owned or operated by Mortgagor or any affiliate of Mortgagor, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Mortgagee), and shall further pay or cause to be paid at no expense to Mortgagee all clean-up, administrative, and enforcement costs of applicable government agencies or the parties protected by such Environmental Laws which may be asserted against the Mortgaged Property or such other property currently or subsequently owned or operated by Mortgagor, or any affiliate of Mortgagor or any other owner or operator of the Mortgaged Property, or a lienholder secured thereby. All costs (including, without limitation, those costs set forth above), damages, liabilities, losses, claims, expenses (including attorneys' fees and disbursements) which are incurred by Mortgagee, without the requirement that Mortgagee wait for the ultimate outcome of any litigation, claim or other proceeding, shall be paid by Mortgagor to Mortgagee within ten (10) days after notice to Mortgagor from Mortgagee itemizing the amounts incurred to the effective date of such notice, with interest thereon from the date of payment by Mortgagee at the Fixed Rate of interest provided in the Note plus seven percent (7%) per annum, but in no event more than the maximum rate allowed by law. Until such amounts due and payable shall be paid by Mortgagor, they shall be added to and become a part of the principal debt secured hereby, and the same may be collected as part of said principal debt in any suit hereon or upon the Note. At any time until the indebtedness evidenced by the Note has been paid in full and the obligations of the Loan are completely satisfied Mortgagee may, with no obligation to, enter the Mortgaged Property to make reasonable inspections and tests thereof related to the possible presence or threat of Hazardous Materials.

(i) Mortgagor hereby warrants and represents that all of the answers on a certain Environmental Certificate executed on February 27, 1997 (the "Environmental Certificate") in connection with Mortgagor's application for the Loan are true and complete as of the date hereof. Mortgagor shall immediately notify Mortgagee in writing should Mortgagor become aware that any of the answers on the Environmental Certificate either (i) was not true at the time the Environmental Certificate was executed or (ii) becomes untrue during the course of the Loan.

(j) Mortgagor hereby covenants and agrees to unconditionally and absolutely indemnify and save harmless Mortgagee, its officers, directors, shareholders, employees, agents and attorneys against and from any and all damages, losses, liabilities, obligations, claims, litigation, demands, defenses, judgments, suits, proceedings, fines, penalties, costs, disbursements and expenses (including, without limitation, attorneys' and experts' fees and expenses, clean-up costs, waste disposal costs and those costs, expenses, penalties and fines within the meaning of CERCLA), of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee and arising from any environmental matter described in this Mortgage and Security Agreement, including, without limitation, matters arising out of any breach of Mortgagor's foregoing representations and warranties, whether any such matters arise before or after foreclosure of this Mortgage and Security Agreement (or deed in lieu thereof or similar actions to the same effect). Mortgagor does further agree and covenant that Mortgagee shall not assume any liability or obligation for loss, damage, fines, penalties, claims or duty to clean up or dispose of Hazardous Materials, or other wastes or materials, on or relating to the Mortgaged Property or any other property currently, previously or subsequently owned or operated by Mortgagor or any affiliate of Mortgagor, regardless of any inspections or other actions made or taken by Mortgagee on such property or as a result of any conveyance of title to the Mortgaged Property to Mortgagee or otherwise. All warranties and representations above shall be deemed to be continuing and shall remain true and correct in all material respects until the indebtedness has been paid in full, the obligations completely satisfied, and any limitations period with respect to any claims under each of the Environmental Laws has expired. The covenants of Mortgagor contained herein shall survive any exercise of any remedy by Mortgagee under the Loan Documents, including foreclosure of this Mortgage and Security Agreement (or deed in lieu thereof or similar actions to the same effect), even if, as a part of such foreclosure, deed in lieu of foreclosure or similar action, the indebtedness secured hereby is satisfied in full. Mortgagor agrees that the indemnification granted herein may be enforced by Mortgagee without resorting to or exhausting any other security or collateral or without first having recourse to the Note or the Mortgaged Property covered by this Mortgage and Security Agreement through foreclosure proceedings or otherwise; provided, however, that nothing herein contained shall prevent Mortgagee from suing on the Note or foreclosing this Mortgage and Security Agreement or from exercising any other rights under the Loan Documents.

         16. Certain Rights. of Mortgagee re: Successors. Guarantors etc. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of any indebtedness secured hereby or for performance of any obligation contained herein or in the Loan Documents, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Note, and without notice or consent:

(a) Deal with any successor in interest of Mortgagor herein regarding this instrument and the debt hereby secured in all respects as it might deal with Mortgagor herein, it being understood and agreed that no sale of Security shall operate to release, discharge, modify, change or affect the original liability of any predecessor in interest of the equity owner at the time of such sale, forbearance or extension.

(b) Release any person liable for payment of all or any part of the indebtedness or for performance of any obligation.

(c) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the encumbrance or charge hereof.

(d) Exercise or refrain from exercising or waive any right Mortgagee may have.

(e) Accept additional security of any kind.

(f) Release or other wise deal with any property, real or personal, securing the indebtedness, including all or part of the Security.

         17. Mortgagor's Books and Records. Mortgagor shall maintain current and accurate books and records showing in detail satisfactory to Mortgagee the operation of the Mortgaged Property and any business conducted thereon by Mortgagor, and Mortgagee shall have the right to inspect and copy such books and records.

         Mortgagor shall deliver to Mortgagee within ninety (90) days after the close of Mortgagor's fiscal year, balance sheets and statements of annual income and expense, in form and substance acceptable to Mortgagee, for the preceding year for Mortgagor and for the Mortgaged Property, and shall deliver to Mortgagee such other information with respect to Mortgagor and the Mortgaged Property as Mortgagee may reasonably request from time to time, including, but not limited to, a rent roll for the Mortgaged Property, including tenant names, base commencement and expiration dates, square footage, annual rent, expense contributions and any other information Mortgagee may request. All financial statements shall be accompanied by a certification of an independent certified public accountant, who is a member of the American Institute of Certified Public Accountants, certifying that such statements are accurate and are in accordance with generally accepted accounting principles, consistently applied or, at Mortgagee's option, by a certification of the financial officer of Mortgagor who is responsible for the preparation of such financial statements.

         18. Mortgagor's Authority. Mortgagor represents and warrants to Mortgagee that it is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business in the Commonwealth of Massachusetts, that it has the requisite power and authority to enter into the Loan evidenced by the Note, to execute and deliver all of the Loan Documents and to perform all of the obligations of the Mortgagor under the Loan Documents.

         19. Change in Law. In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or debts secured by mortgages or the manner of collecting taxes so as to affect adversely Mortgagee, all sums secured by this Mortgage and Security Agreement and all interest accrued thereon shall, without notice, become due and payable forthwith at the option of Mortgagee; provided, however, Mortgagee shall not make such election if Mortgagor is permitted by law to pay such tax, and if, within ten (10) days after the imposition of such tax, Mortgagor does pay such tax and all other payments required hereunder and agrees to pay any such tax when thereafter levied or assessed against the Mortgaged Property.

         20. Events of Default. The entire indebtedness secured hereby shall become immediately due and payable at the option of Mortgagee without notice to Mortgagor, and an Event of Default shall exist hereunder, if (a) any default shall occur under the Note; (b) the liquidation, winding-up, termination of existence or dissolution of the organization of Mortgagor, any endorser or guarantor of the Note, or any signatory to any other instrument securing the Note, or the cessation of the business activities as presently conducted by Mortgagor or any guarantor of the Note; (c) Mortgagor, any endorser or guarantor of the Note, or any signatory to any other instrument securing the Note grants a trust mortgage, or executes a general assignment for the benefit of creditors, or fails to generally pay its debts as they mature, or petitions or applies for the appointment of a liquidator or a receiver of Mortgagor, any endorser or guarantor of the Note, or any signatory to any other instrument securing the Note, or of any substantial part of the assets of Mortgagor, any endorser or guarantor of the Note, or any signatory to any other instrument securing the Note, or commences any proceeding under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or similar law of any jurisdiction, now or hereafter in effect, or any order for relief shall be entered in any such proceeding, or Mortgagor, any endorser or guarantor of the Note, or any signatory to any other instrument securing the Note, shall acquiesce to the entry of an order for relief in any such proceeding; (d) the filing of any petition or application commencing any proceeding against Mortgagor, any guarantor or endorser of the Note, or any signatory to any other instrument securing the Note, under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or similar law of any jurisdiction, now or hereafter in effect, where such petition or application is not dismissed within thirty (30) days after the date such petition or application was filed, or where such proceeding is not dismissed or stayed within thirty (30) days after the date such proceeding was commenced; (e) the Security or any part thereof or any interest therein, or any legal or beneficial interest in Mortgagor, shall be transferred in violation of Paragraph 9 hereof or Mortgagor shall cause or permit a change in its name, place of business or chief executive office in violation of the provisions of Paragraph 9(d) hereof; (f) any security interest, lien or other encumbrance or financing statement shall be created on the Security or any part thereof by operation of law or otherwise in violation of the requirements of Paragraph 9 hereof; (9) any default shall occur under any other mortgage which Mortgagor has not cured or is not proceeding with diligence to cure pursuant to the terms of such other mortgage or any other encumbrance or lien of any kind on the Security or any part thereof, or any foreclosure thereof shall be commenced; (h) any levy or sale upon execution or other proceedings of any nature shall occur whereby Mortgagor shall be deprived of its title or right of possession to the Security or any part thereof; (i) any license or permit to operate the business conducted on the Mortgaged Property by Mortgagor is suspended or revoked and such suspension or revocation is not terminated within thirty (30) days; (j) Mortgagor shall default under Paragraph 4 hereof relating to insurance, under Paragraph 7 hereof relating to Impositions, under Paragraph 13 hereof relating to leases or under Paragraph 15 hereof relating to Environmental Laws and Hazardous Materials; (k) the answers on the Environmental Certificate become untrue; (l) the Mortgaged Property or any part thereof shall be abandoned by Mortgagor; (m) any statement, representation or warranty made herein, in connection with the application for the Loan, in any supporting financial statement or in any other Loan Document by Mortgagor, any endorser or guarantor of the Note, or any signatory to any other instrument securing the Note shall prove to have been false, misleading or erroneous in any material respect when made; (n) Mortgagor, as lessor or assignor, shall fail to observe, comply with, adhere to or perform any agreement of Mortgagor in any lease relating to the Mortgaged Property or any assignment thereof; (o) the Mortgaged Property or any other property owned or operated by Mortgagor becomes subject to any claim, notice or action under the Environmental Laws described in Paragraph 15 hereof;
(p) the death or adjudicated incompetence of Mortgagor (or any beneficial owner of Mortgagor), any endorser or guarantor of the Note, or any signatory to any other instrument securing the Note and if any of the Mortgagor, its beneficiary, or any such signatory, any endorser or guarantor is a partnership, the death or adjudicated incompetence of any partner; or (q) any default in the performance or observance of any other provision hereof or in any of the Loan Documents shall occur.

       21. Remedies. While any Event of Default exists hereunder, Mortgagee may, at its option and without notice, exercise any or all of the following remedies:

(a) apply to the indebtedness secured hereby any sums then held or thereafter received by Mortgagee including, without limitation, any insurance proceeds, condemnation awards and reserve funds held for payment of Impositions, insurance premiums and ground rents;

(b) declare all indebtedness secured hereby to be immediately due and payable and the same shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind;

(c) take possession of the Security and use, operate, manage and control the same and conduct the business thereof and collect the income therefrom all to the extent and on such terms and conditions as Mortgagee shall, in its judgment, determine to be appropriate for the maintenance and preservation of the Security or of the value thereof, such determination to be conclusive in the absence of bad faith. Without limiting the generality of the foregoing, Mortgagee may take any one or more of the following actions: (1) use and operate the Mortgaged Property itself or through a subsidiary or affiliate, or hire a professional property manager at Mortgagor's expense to do the same; (2) receive, collect, compromise and settle any or all accounts receivables, accounts or contract rights arising from or relating to the Mortgaged Property or any business conducted thereon, and Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which shall be deemed to be coupled with an interest (and which power of attorney shall not be affected by subsequent disability or incapacity of the principal), to take all action in its name for such purposes, including, without limitation, the right to request delivery of mail and endorse checks and drafts with the name of Mortgagor to the same extent as Mortgagor itself shall be entitled to endorse; take possession of, use and consume all inventory; use the name and good will of any business conducted by Mortgagor on the Mortgaged Property; care for and exercise all rights with respect to all tenants, occupants or customers; and possess and use the books and records showing the operation of the Mortgaged Property or any business previously conducted by Mortgagor on the Mortgaged Property; (3) apply any amounts received by Mortgagor in connection with the Assignments to the payment of the indebtedness and to the expenses of leasing, operating, maintaining and managing the Mortgaged Property, as more fully described in the Assignments; (4) lease the Mortgaged Property or any portion thereof for itself as Mortgagee and as Mortgagor's attorney-in-fact so that any such lease shall bind both Mortgagor and Mortgagee in accordance with its terms notwithstanding any foreclosure or redemption; (5) from time to time at the expense of Mortgagor make all such repairs, replacements, alterations, additions and improvements to the Mortgaged Property as Mortgagee may deem proper; and (6) pay and incur all expenses necessary or deemed by it appropriate for operating the Mortgaged Property and the conduct of any then existing business thereon including, without limitation, Impositions, insurance, wages of employees connected with the Mortgaged Property or the business conducted thereon, charges and reasonable compensation for services of Mortgagee, its attorneys and accountants and all other persons engaged or employed in connection with the Mortgaged Property or any business conducted thereon and, in addition, Mortgagee, at its option, may make payments or incur liability with respect to obligations arising prior to the date it takes possession. All activities of Mortgagee hereunder shall be undertaken by Mortgagee as mortgagee-in-possession for the maintenance and preservation of its collateral and not as successor to any business or activities of Mortgagor, and Mortgagee shall be without any liability, charge or obligation therefor to Mortgagor.

(d) seek the appointment of a receiver for all or any part of the Mortgaged Property. Mortgagor hereby consents to such appointment and waives any and all defenses to such appointment;

(e) sell all or any portion or portions of the Security pursuant to the provisions of Paragraph 22 hereof;

(f) without taking possession of the Mortgaged Property, sue for or otherwise collect and receive all earnings, revenues, issues, profits, rents and other income otherwise payable to Mortgagor pursuant to all present and future leases of space in the Mortgaged Property; or

(g) take such other action as may legally be available to Mortgagee to protect its interest in the Security and to collect the indebtedness due it.

         22. Statutory Condition and Statutory Power of Sale. This instrument is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements of Mortgagor contained herein, in the Note and in the other Loan Documents shall be kept and fully performed, and upon any breach of such covenants and agreements or if an Event of Default shall exist hereunder Mortgagee shall have, as to the Real Property, the STATUTORY POWER OF SALE, and as to all other portions of the Security, all the remedies of a secured party under the Uniform Commercial Code.

         In exercising its power of sale under this instrument Mortgagee may sell the personal property or any part thereof, either separately from or together with the Real Property or any part thereof, either as one unit or separately as Mortgagee may in its discretion elect, and may sell the Mortgaged Property as a whole or in separate parts as Mortgagee may in its discretion elect Mortgagor hereby waiving, on behalf of itself and its successors and assigns, the application of any doctrine of marshalling. In case Mortgagee elects to sell the Mortgaged Property in parts or parcels, said sales may be held from time to time, and the power shall not be exhausted until all of the Mortgaged Property not previously sold shall have been sold. In the event of any separate sale of personal property, Mortgagee will give to Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof is to be made, and such requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the address of Mortgagor set forth at the beginning of this instrument at least ten (10) days before the time of the sale or other disposition.

         23. Indemnification. Mortgagor hereby covenants and agrees unconditionally and absolutely to indemnify and save harmless Mortgagee, its officers, directors, shareholders, employees, agents and attorneys against all damages, losses, liabilities, obligation, claims, litigation, demands or defenses, judgments, suits, proceedings, fines, penalties, costs, disbursements and expenses of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee and arising from the following matters, whether any such matters arise before or after foreclosure of this Mortgage and Security Agreement ( or deed in lieu thereof or similar actions to the same effect):

(a) Fraud, misrepresentation and waste.

(b) Any rents, issues or profits from the Security collected more than one (1) month in advance of their due dates.

(c) Any misapplication of Loan proceeds, rents, issues or profits, security deposits and any other payments from tenants or occupants of the Mortgaged Property (including, without limitation, lease termination fees) insurance proceeds, condemnation awards, or other sums of a similar nature.

(d) Any wrongful act of the Mortgagor the apparent purpose of which is to deprive the Mortgagee of any of its Security.

(e) Liability under environmental covenants, conditions and indemnities contained in the Mortgage.

(f) Rents or other income from the Security which are not first applied to repayment of the Loan or to the normal operating expenses of the Mortgaged Property.

(g) Personalty or fixtures removed or allowed to be removed by Mortgagor and not replaced by items of equal or greater value than the personalty or fixtures so removed.

(h) An amount equal to the sum of all payments made by Mortgagor to any junior lienholders during any period in which a monetary default exists under the Loan Documents.

(i) Failure to pay taxes or assessments prior to delinquency or to pay charges for labor, materials or other charges which may become liens on any portion of the Security and any sums expended by Mortgagee in the performance of or compliance with the obligations of Mortgagor under the Loan Documents, including, without limitation, sums expended to pay taxes or assessments or hazard insurance premiums or bills for utilities or other services or products for the benefit of the Security.

(j) The cost of compliance with all federal, state and local laws and regulations, as well as the cost of investigating any action or charge thereunder, and/or damages suffered by Mortgagee as a result of failure of Mortgagor to pay or comply with any of the foregoing laws and regulations.

(k) Tortious or other acts or omissions of Mortgagor giving rise to claims against Mortgagee, including, without limitation, claims by tenants for damages of offsets.

(l) Attorneys' fees, court costs and other expenses incurred by Mortgagee in connection with enforcement of Mortgagor's indemnity as set forth herein.

         This indemnity shall survive any foreclosure of this Mortgage and Security Agreement, the taking of a deed in lie thereof, or any other discharge of the obligations of the Mortgagor hereunder or a transfer of the Mortgaged Property, even if the indebtedness secured hereby is satisfied in full. Mortgagor agrees that the indemnification granted herein may be enforced by Mortgagee without resorting to or exhausting any other security or collateral or without first having recourse to the Note or the Mortgaged Property covered by this Mortgage and Security Agreement through foreclosure proceedings or otherwise; provided, however, that nothing herein contained shall prevent Mortgagee from suing on the Note or foreclosing this Mortgage and Security Agreement or from exercising any other rights under the Loan Documents.

         24. Use of Proceeds. Mortgagor agrees that no part of the proceeds of the Loan will be used for the purpose, whether immediate, incidental or ultimate, or "purchasing" or "carrying" any "margin stock," as such terms are defined in Regulation G (12 C.F.R.

Part 207) of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred for any such purpose.

         25. Effect of Sale. Forbearance, Extension. etc. No sale of the Security, nor forbearance on the part of Mortgagee, and no extension whether oral or in writing of the time for the payment of the whole or any part of the debt hereby secured or any other indulgence given by Mortgagee to any persons other than Mortgagor, shall operate to release or in any manner affect the original liability of Mortgagor, notice of any such extensions or indulgences being waived. In the case of foreclosure sale Mortgagee shall be entitled to retain one percent of the purchase money in addition to the costs, charges and expenses allowed under the Statutory Power of Sale; and if surplus proceeds are realized from a foreclosure sale, Mortgagee shall not be liable for any interest thereon pending distribution of such proceeds by Mortgagee.

         26. No Liability of Mortgagee. Nothing in this instrument shall be construed as obligating Mortgagee to take any action or incur any liability with respect to the Security or any business conducted on the Mortgaged Property, and all options given to Mortgagee are for its exclusive benefit and may be exercised in its sole discretion.

         27. Severability. If any of the provisions of this instrument is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the other provisions hereof shall be liberally construed in order to effect the provisions and intent hereof. In the event the payments required to be made hereunder or pursuant to any other Loan Document, whether such payments are characterized as interest or otherwise, shall at any time exceed the limits permitted by any law governing usury or any other law applicable to the Loan which this Mortgage and Security Agreement secures, all such excess sums paid by Mortgagor for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the principal balance of the Note as a prepayment thereof without premium.

         28. Effect of Consent and Waivers. No consent or waiver, express or implied, by Mortgagee to or of any default by Mortgagor shall be construed as a consent or waiver to or of any other default. No waiver of any default or other indulgence shall be effective unless expressed in writing by Mortgagee.

         29. Notices. Any demand, notice or request by either party to the other shall be in writing and hand delivered to the party intended to receive the same or mailed by registered or certified mail, return receipt requested, with a reference to Loan No. 6516959 GB addressed to that party at the address of such party set forth at the beginning of this instrument or at such other address as may be set forth in a notice delivered or mailed as herein provided. Such demand, notice or request shall be deemed given when so hand delivered, or if so mailed, when deposited with the U.S. Postal Service according to the postmark of the U.S. Postal Service.

         30. Successors and Assigns; Miscellaneous. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor and its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns. All references in this Mortgage and Security Agreement to Mortgagor and Mortgagee shall be deemed to include all such successors and assigns, respectively. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The captions contained herein are used only as a matter of convenience and are not to be considered as part of this Mortgage and Security Agreement or to be used in determining the intent of the parties to it.

         31. Governing Law. This Mortgage and Security Agreement has been executed and delivered in the Commonwealth of Massachusetts and is to be construed and enforced according to and governed by the laws of the Commonwealth of Massachusetts.

         32. Modification Procedure. Neither this Mortgage and Security Agreement nor any other Loan Document may be modified except by an instrument in writing executed by both parties to this Mortgage and Security Agreement.

EXECUTED AS A SEALED INSTRUMENT this 30th day of June, 1997.
MORTGAGOR:
BTU International, Inc.

 By:
     Thomas P. Kealy
     Its Vice President
                          COMMONWEALTH OF MASSACHUSETTS
Suffolk, ss.
June 30, 1997

         Then personally appeared the above-named Thomas P. Kealy, Vice President of BTU International, Inc., and acknowledged the foregoing instrument to be the free act and deed of the said BTU International, Inc., before me

Notary Public
 My commission expires:

Exhibit A

                        Legal Description of the Premises

         That certain parcel of land with all buildings and improvements thereon situated on the easterly side of Esquire Road in the Town of Billerica, County of Middlesex, Commonwealth of Massachusetts, and is bounded and described as follows:

         Beginning at the northwesterly corner of the herein described parcel in the easterly street line of Esquire Road, which is also the southwesterly corner of Lot B, as shown on a plan entitled "Subdivision Plan of Land in Billerica, Mass., Scale: 1" = 50', June 7,1985, prepared for B.T.U. Engineering Corp., prepared by Allen & Demurjian, Inc., Engineers & Land Surveyors, Boston, Mass.

         Thence running N-66(Degree)-19'-59" -E bounding northwesterly on aforesaid Lot B for a distance of six hundred thirty-seven and fifty hundredths (637.50') feet to Route 3, as shown on 1953 State Highway Layout, for a common comer with Lots A and B on aforementioned Subdivision Plan;

         Thence running generally southerly along said State Highway Layout curving to the left along the arc of a curve having a radius of ten thousand two hundred fifty and no hundredths (10,250.00') feet for an arc distance of five hundred twenty-seven and seventy-one hundredths (527.71') feet to land now or formerly belonging to J. Howard & Gertrude Beck, Trustees of Chairmar Realty Trust for a corner;

         Thence running S-71(Degree)-56'-05"-W for a distance of fifty-five and seventy-six hundredths (55.76') feet to an angle;

         Thence running S-76-02'47"-W for a distance of eighty-nine and fifty-one hundredths (89.51') feet to an angle;

         Thence running S-62(Degree)-12'-03-W for a distance of thirty-five and ninety hundredths (35.90') feet to an angle;

         Thence running S-48(Degree)-26'49"'-W for a distance of thirty-six and seventy-one hundredths (36.71') feet to an angle;

         Thence running S-41(Degree)48'-03"-W for a distance of ninety-one and forty-eight hundredths (91.48') feet to an angle;

         Thence running S-37(Degree) -56'-51"-W for a distance of one hundred twenty-three and eighty-three hundredths (123.83') feet to Esquire Road for a corner;

         The test six (6) courses bounding southerly on aforesaid Chairmar Realty Trust land;

         Thence running N-53(Degree)-03'-33-W along Esquire Road for a distance of one hundred ninety-eight and fifty-two hundredths (198.52') feet to a point of curve;

         Thence turning and running generally northwesterly along Esquire Road curving to the right along the arc of a curve having a radius of two hundred fifty-seven and ninety-seven hundredths (257.97') feet for an arc distance of one hundred forty-two and five hundredths (142.05') feet to a stone bound for a point of tangency,

         Thence running N-21(Degree)-30'-34'-W along Esquire Road for a distance of two hundred ninety and eighty-one hundredths (296.81') feet to the point and place of beginning.

         Said parcel contains 304,412 square feet or 6.99 acres.

         Being Lot C as shown on Plan entitled "Subdivision Plan of Land in Billerica Mass. prepared for B.T.U. Engineering Corp. and prepared by Allen & Demurjian, Inc. dated July, 1985 and recorded with said Deeds on August 26, 1985 in Plan Book 149, Page 109.

         A portion of the above described Lot C is shown as Lot 3 on Land Court Plan 41191 B filed with the Land Court on March 2, 1992.

Exhibit B

Permitted Encumbrances

1. Easement to Massachusetts Electric Company and New England Telephone and Telegraph Company dated April 29, 1975 recorded in Book 2171, Page 650 and 651.

2. Easement to Massachusetts Electric Company and New England Telephone and Telegraph Company dated October 11, 1979, recorded in Book 2392, Page 565 and 566.

3. Rights of J. Raymond Brown under an Agreement dated October 10, 1979 as disclosed in a Deed from Graham Builders, Inc., to BTU Engineering Corporation dated December 2, 1979 recorded in Book 2412, Page 273 to cut and remove timber.

4. Rights of Joseph Steams to pass and repass over lot referred to in Land Court Case No.41191.

5.       Notice of Variance (Case No. 208), recorded in Book 1990, Page 272.

6. Terms and provisions of Certificate of Approval by Town of Billerica Planning Board recorded in Book 2389, Page 28.

7. Order of Conditions by Billerica Conservation Commission dated November 17, 1982 recorded in Book 2581, Page 607 and Book 2574, page 427, affected by Certificate of Compliance dated August 14, 1985 and recorded on August 26, 1985 as instrument No. 34102.